Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Global Value Fund:

We consent to the use of our report dated June 11, 2014, with respect to the financial statements and financial highlights of Oppenheimer Global Value Fund, incorporated by reference herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado
June 24, 2014